Exhibit 99.1


FOR  IMMEDIATE  RELEASE                 For Information Contact:
                                        Maryanne Lataif
                                        VP, Corporate Communications
                                        Activision, Inc.
                                        (310) 255-2704
                                        mlataif@activision.com

       ACTIVISION ANNOUNCES ACQUISITION OF GRAY MATTER INTERACTIVE STUDIOS

   Acquisition Further Bolsters Activision's Position as Leading Developer of
                            First-Person Action Games

Santa Monica, CA - January 14, 2002 - Activision, Inc. (Nasdaq: ATVI) today announced that the company has exercised its option to acquire the remaining 60% equity interest in Gray Matter Interactive Studios Inc., the developer of Activision's holiday season blockbuster PC game, Return to Castle
Wolfenstein(TM).

The acquisition of Gray Matter, combined with Activision's Raven Software studios, solidifies the company's industry leading position as a developer of first-person action games. Today's announcement, which follows Activision's recent acquisition of Treyarch Invention, LLC., further underscores the company's commitment to acquire high-quality entertainment software developers with proven technical and design talent.

"Activision has had a long-standing relationship with the principals at Gray Matter beginning in 1998 with the development of id Software's QUAKE II(TM) Mission Pack: The Reckoning(TM)," states Ron Doornink, President and COO of Activision, Inc. "Gray Matter's proven track record in creating some of the most memorable PC action games is aligned with Activision's strategy to acquire companies with a history of creating high-quality products which over time can enhance the company's financial operating model. Gray Matter has a very talented team of programmers, designers and artists and we are confident that the studio's development strengths will further establish Activision as a leader in the PC action genre."

Gray Matter Interactive Studios is an L.A.-based game developer founded by the top designers formerly from Xatrix Entertainment, the developer of such popular games as Redneck Rampage and Kingpin. Industry veteran Drew Markham has signed a long-term employment contract with Activision and will continue to manage Gray Matter studios. Additionally, key employees also have signed long-term employment contracts with Activision.

Under the terms of the agreement, Gray Matter Interactive Studios became a wholly owned subsidiary of Activision. Activision issued 133,690 shares of common stock in connection with the acquisition.

Activision does not expect this transaction to affect its previously announced revenue and earnings per share guidance for the fiscal year ended March 31, 2002 or for fiscal year 2003.

Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted revenues of $620 million for the fiscal year ended March 31, 2001.

Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Japan, Australia, and the Netherlands. More information about Activision and its products can be found on the company's World Wide Web site, which is located at www.activision.com.

The statements contained in this release that are not historical facts are "forward-looking statements." The Company cautions readers of this press release that a number of important factors could cause Activision's actual future results to differ materially from those expressed in any such forward-looking statements. These important factors, and other factors that could affect Activision, are described in the prospectus filed as part of the above-mentioned registration statement and in Activision's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, which was filed with the United States Securities and Exchange Commission. Readers of this press release are referred to such filings.

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